SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 2003

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

                                    000-16461
                              (Commission File No.)

                                   63-0868361
                             (IRS Employer I.D. No.)

                                68149 Main Street
                           Blountsville, Alabama 35031
               (Address of Principal Executive Office) (Zip code)

        Registrant's telephone number, including area code: 205-429-1000

Item 9. Regulation FD Disclosure

The Registrant hereby furnishes, as Regulation F-D Disclosure, supplemental information regarding the filing by Kennon R. Patterson, Sr., former Chairman, Chief Executive Officer and President of the Registrant, for protection under Chapter 11 of the U.S. Bankruptcy code ("Chapter 11"):

Mr. Patterson filed for protection under Chapter 11 on January 20, 2003 in the United States Bankruptcy Court for the Northern District of Alabama. Pursuant to the Bank's policies and procedures, the bankruptcy filing required that the Bank's loan to Mr. Patterson (the "Loan", described in the Registrant's Annual Report on Form 10-K for 2001) be placed on "non-accrual" status. This action means that the Bank will not record interest income on the Loan during the pendency of the bankruptcy proceedings.

Currently the Loan has an aggregate principal balance of approximately $5.1 million. Annual interest income on the Loan is approximately $225,000. At September 30, 2002, the Company had total interest income of approximately $41.0 million on an annualized basis. Nevertheless, under generally accepted accounting principles, the loss of income from the Loans may be considered material to the Company's earnings.

The Loan is secured, in whole or in part, by real estate owned by Mr. Patterson, including his personal residence (the "Property"). Mr. Patterson's personal residence has an appraised value in excess of $6.0 million. Nevertheless, bankruptcy proceedings may create general risks to creditors of the bankruptcy estate. These risks include lien competition among secured creditors such as the Bank, reduction of assets available to creditors resulting from preferential payment of the costs of administration of the bankruptcy estate, diminution in the value of collateral such as the Property realizable in forced sales, as opposed to conventional market transactions and unforeseeable effects of the bankruptcy court's exercise of its broad equitable powers. The Bank is presently conferring with counsel to evaluate its rights in the bankruptcy proceedings and plans to pursue vigorously its interests in such proceedings.

As reported in a Report on Form 8-K filed January 30, 2003, Kennon R. Patterson, Sr. was replaced by Patrick M. Frawley as Chairman, Chief Executive Officer and President of the Registrant on January 27, 2003.

                  WARNING REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contain "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the company to realize elements of its strategic plans for 2003 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) expected cost savings from recent branch dispositions are not fully realized; (v) changes in the interest rate environment which may reduce margins; (vi) management's assumptions regarding allowance for loan losses may not be borne out of subsequent events; (vii) an unfavorable outcome in one or more of previously reported civil litigations filed against the company; (viii) the uncertain outcome of the bankruptcy proceedings reported herein; (ix) the possibility of future litigation or regulatory action against the Registrant or the Bank; and
(x) changes which may occur in the regulatory environment. When used in this Report, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates" and similar expressions as they relate to Community Bancshares, Inc. (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. Community Bancshares, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Blountsville, State of Alabama.


                                                      COMMUNITY BANCSHARES, INC.
                                                      --------------------------
                                                             (Registrant)



Date:  Febuary 3, 2003                     /s/ PATRICK M. FRAWLEY
    --------------------                 ---------------------------------------
                                      BY:  Patrick M. Frawley
                                      ITS: Chairman, Chief Executive Officer and
                                           President